UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) April 15, 2008

TELLABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9692	36-3831568
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Tellabs Center, 1415 W. Diehl Road, Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 798-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 15, 2008, Carl DeWilde, Executive Vice President, Global Sales, Services and Strategy announced his resignation as an officer of the Company and his intent to retire from the Company on May 30, 2008. Mr. DeWilde has indicated his willingness to stay on through August 8, 2008 to assist the Company transition his duties and responsibilities. Mr. DeWilde’s compensation generally will continue unchanged during the transition period. Pursuant to an agreement with the Company and upon his retirement, Mr. DeWilde will be paid $333,666. None of Mr. DeWilde’s outstanding equity awards (restricted stock units and stock options) will accelerate.

The foregoing description of the agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2008.

Item 8.01	Other Events

In connection with Mr. DeWilde’s resignation and ultimate retirement Tellabs is launching a search for Carl’s successor. With Carl’s departure, Tellabs will also begin a search for a Chief Technology Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELLABS, INC.
(Registrant)

/s/ Thomas P. Minichiello
Thomas P. Minichiello
Vice President of Finance and Chief Accounting Officer
(Principal Accounting Officer and duly authorized officer)

April 18, 2008
(Date)